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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                       October 5, 2001 (October 4, 2001)

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                           PROVINCE HEALTHCARE COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                       0-23639                62-1710772
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
         Incorporation)                                      Identification No.)


         105 WESTWOOD PLACE
         SUITE 400
         BRENTWOOD, TENNESSEE                                       37027
         (Address of Principal Executive Offices)                 (Zip Code)

                                 (615) 370-1377
              (Registrant's Telephone Number, Including Area Code)



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ITEM 5.  OTHER EVENTS

         On October 4, 2001, Province Healthcare Company completed the acquisition of Medical Center of Southern Indiana (the "Hospital") in Charlestown, Indiana, from Charlestown Hospital, Inc., an Indiana not-for-profit organization. The Hospital is a 96-bed general acute care facility with net revenues in its last fiscal year of approximately $20.1 million. Province acquired the assets and operations of the Hospital for approximately $16.0 million.

         As a result of the acquisition, Province owns or leases 18 general acute care hospitals in 11 states with a total of 1,972 licensed beds. The Company also provides management services to 36 primarily non-urban hospitals in 13 states with a total of 2,828 licensed beds.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Exhibits

                  99.1 Copy of the press release, dated October 4, 2001, announcing that Province Healthcare Company acquired the Medical Center of Southern Indiana in Charlestown, Indiana.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PROVINCE HEALTHCARE COMPANY



                                    By: /s/ Brenda B. Rector
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                                        Brenda B. Rector
                                        Vice President and Controller

Date:  October 5, 2001